SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date earliest event reported): December 7, 2016

IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana	001-37532	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01	Other Events.
On December 7, 2016, IBERIABANK Corporation (the “Company”) completed the issuance and sale of 3,593,750 shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company, pursuant to an Underwriting Agreement (the "Underwriting Agreement"), dated December 2, 2016, between the Company and Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co., as underwriters (the “Underwriters”), including 468,750 shares of Common Stock sold pursuant to the Underwriters' option set forth in Section 2(b) of the Underwriting Agreement.
The sale of the shares of Common Stock was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-202489). In connection with this offering, the legal opinion as to the legality of the Common Stock is being filed as Exhibits 5.1 to this Current Report on Form 8-K.
On December 7, 2016, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Robert J. Worley, Jr., Esq., Executive Vice President, Corporate Secretary and General Counsel of the Company, regarding legality of the Common Stock.
23.1	Consent of Robert J. Worley, Jr., Esq., Executive Vice President, Corporate Secretary and General Counsel of the Company (included as part of Exhibit 5.1).
99.1	Press Release of IBERIABANK Corporation, dated December 7, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: December 7, 2016

IBERIABANK CORPORATION

By:	/s/ Robert B. Worley, Jr.
Name:	Robert B. Worley, Jr.
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Robert J. Worley, Jr., Esq., Executive Vice President, Corporate Secretary and General Counsel of the Company, regarding legality of the Common Stock.
23.1	Consent of Robert J. Worley, Jr., Esq., Executive Vice President, Corporate Secretary and General Counsel of the Company (included as part of Exhibit 5.1).
99.1	Press Release of IBERIABANK Corporation, dated December 7, 2016.